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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1997, with respect to the consolidated financial statements of Premiere Radio Networks, Inc. incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Jacor Communications Company, Jacor Communications, Inc. and Subsidiary Guarantors.

                                          ERNST & YOUNG LLP

Los Angeles, California
September 9, 1997